EXHIBIT 4.3


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR ANY STATE SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT.

Warrant to Purchase
1,575,000 shares of Common Stock

                                     WARRANT

                           To Purchase Common Stock of

                          IN STORE MEDIA SYSTEMS, INC.



     THIS IS TO CERTIFY THAT Frederick L. Morris, or his registered assigns, is entitled, at any time from the First Exercise Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from In Store Media Systems, Inc., a Nevada corporation (the "Company"), one million five hundred seventy five thousand (1,575,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share equal to two dollars ($2.00) (subject to any adjustments made to such amount pursuant to Section 4 hereto) on the terms and conditions and pursuant to the provisions hereinafter set forth, subject to the Company's right to repurchase this Warrant in whole or in part set forth herein. This Warrant is dated as of the Warrant Issuance Date (as hereafter defined).

1.   DEFINITIONS
     -----------

     As used in this Warrant, the following terms have the respective meanings set forth below:

     "Aggregate Exercise Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant (in full or in part) pursuant to Section 2.1, multiplied by (ii) the Exercise Price as of the date or dates of such exercise.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Colorado.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the common stock, $.001 par value per share, of the Company as constituted on the Warrant Issuance Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Exercise Price" shall mean, two dollars ($2.00) subject to any adjustments to such amount made in accordance with Section 4 hereof.

     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

     "Expiration Date" shall mean the close of business on the earlier to occur of (a) the date five (5) years from the Warrant Issuance Date; or (b) the Repurchase Date.

     "First Exercise Date" shall mean any date which is on or after two years from the Warrant Issuance Date.

     "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

     "Market Price" means (i) the average of the daily per share closing prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System for the National Market, ("NASDAQ") or, if such security is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, in each case for the thirty (30) trading days immediately preceding the date of determination; or (ii) if the Common Stock are not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid price of such security on the over-the-counter market as reported by the National Association of Security Dealers, Inc., or a similar generally accepted reporting service, as the case may be, for the thirty (30) trading days immediately preceding the date of determination. For purposes of clause (i) above, the closing price shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices. For purposes of clause (ii) above, the bid price shall be the lowest bid price as reported in the "pink sheets" published by the National Quotation Bureau, Incorporated.

     "Other Property" shall have the meaning set forth in Section 4.4.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Person" shall mean any individual, sole proprietorship, limited liability company, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Registrable Securities" means (a) Warrant Stock; and (b) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (a) above; provided, however, that "Registrable Securities" shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

     "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Warrant, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses of any regular or special audits incident to or required by any such registration, but shall not include selling expenses and fees and disbursements of counsel for the Holder.

     "Repurchase Date" shall have the meaning set forth in Section 6.1.

     "Repurchase Notice" means a written notice setting forth the Repurchase
Date.

     "Repurchase Period" shall have the meaning set forth in Section 6.1.

     "Repurchase Price" means a price of four dollars ($4.00) per share.

     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.4.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Transfer Notice" shall have the meaning set forth in Section 3.6.

     "Warrant Agreement" shall mean the Warrant Agreement dated as of a date even herewith by and between the Company and Morris & Mozer Financial, Inc., as it may be amended from time to time.

     "Warrant Issuance Date" shall mean the date on which this Warrant is issued pursuant to the Warrant Agreement, which, for purposes hereof, shall be deemed to be January 19, 2001.

     "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

     "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof. The Warrant Stock is Restricted Common Stock unless registered by the Company in accordance with
Section 13.

2. EXERCISE OF WARRANT
   -------------------

     2.1. Manner of Exercise. Subject to the Company's right to repurchase this Warrant in whole or in part set forth in Section 6, from and after the First Exercise Date and until 5:00 P.M., New York City time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (in increments of not less than 100 shares of Common Stock unless fewer than 100 shares of Common Stock are then exercisable).

     In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment by cash, check or bank draft payable to the Company of the Aggregate Exercise Price in cash or by wire transfer or cashier's check drawn on a United States bank and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, of receipt of such notice the Company shall, as promptly as practicable, [and in any event within three (3) Business Days,] execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 3, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Aggregate Exercise Price. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     2.2. Payment of Taxes and Charges. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

     2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the then current Market Price, multiplied by such fraction.

     2.4. Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of exercise of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; provided, however, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.

3. TRANSFER RIGHTS OF THIS WARRANT AND WARRANT STOCK
   -------------------------------------------------

     3.1. Transfer of this Warrant. This Warrant shall not be transferred, hypothecated or assigned before the satisfaction of the conditions specified in
Section 3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 3.

          (a) Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney. Upon such surrender, the Company shall, subject to this Section 3, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, which Warrant shall in all other respects be identical to this Warrant, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with this Section 3, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

          (b) Opinion of Counsel or Registration. The Holder by accepting this Warrant agrees that this Warrant may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder, at such Holder's expense, reasonably satisfactory to the Company for the Holder that the Warrant may be sold or transferred pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

     3.2. Expenses. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

     3.3. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

     3.4 Restrictive Legend. Any Warrant (including any new Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR ANY STATE SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT."

     3.5 Transfer of the Warrant Stock. The Warrant Stock issuable upon exercise of this Warrant shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 3.5, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 3.

          (a) Opinion of Counsel or Registration. The Holder by accepting this Warrant and any Warrant Stock agrees that the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel reasonably satisfactory to the Company for the Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

          (b) Restrictive Legend. Each certificate for Warrant Stock issuable hereunder shall bear a legend substantially worded as follows unless such securities have been sold pursuant to an effective registration statement under the Securities Act:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The securities may not be offered for sale, sold, assigned, offered, transferred or otherwise distributed for value except (i) pursuant to an effective registration statement under the Act or any state securities laws or (ii) pursuant to an exemption from registration or prospectus delivery requirements under the Act or any state securities laws in respect of which the Company has received an opinion of counsel reasonably satisfactory to the Company to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

     3.6. Notice of Proposed Transfers. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Warrant Stock, the Holder shall give ten (10) days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder an opinion that the proposed Transfer of such Warrants or such Warrant Stock may be effected without registration under the Securities Act or state securities laws. After the Company's receipt of the Transfer Notice and opinion, such Holder shall thereupon be entitled to Transfer such Warrants or such Warrant Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Warrant Stock issued upon such Transfer and the Warrant issued upon such Transfer shall bear the restrictive legends set forth in this Section 3, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

     3.7. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 3, the restrictions imposed by this Section upon the transferability of the Warrants and the Warrant Stock and the legend requirements of Section 3 shall terminate as to any particular Warrant or share of Warrant Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and applicable state securities laws and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to the Company that such shares may be transferred without registration thereof under the Securities Act and applicable state securities laws. Whenever the restrictions imposed by Section 3 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

            "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
            WARRANT CONTAINED IN SECTION 3 HEREOF TERMINATED ON
            ________, 20__, AND ARE OF NO FURTHER FORCE AND
            EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Warrant Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends set forth in Section 3.

     3.8. Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during the Exercise Period; provided, that only shares of Common Stock issued upon exercise of this Warrant that are registered or freely transferable shall be listed on any securities exchange.

4. ADJUSTMENTS
   -----------

     The number of shares of Common Stock for which this Warrant is exercisable, or the Exercise Price, shall be subject to adjustment from time to time as set forth in this Section 4.

     4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

          (a) pay a dividend in Common Stock or make a distribution in Common Stock,

          (b) issue, by reclassification of its Common Stock, other securities of the Company,

          (c) subdivide its Outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (d) combine its Outstanding shares of Common Stock into a smaller number of shares of Common Stock,


then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     4.2. Certain Other Distributions.

          (a) Except as otherwise provided in Section 4.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of this Warrant or upon the exercise of this Warrant.

          (b) If at any time the Company shall issue any Common Stock or any rights, options, warrants or Convertible Securities to all or substantially all holders of record of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for such issue, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to the issuance of such rights, options, warrants or Convertible Securities plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to the issuance of the rights, options, warrants or Convertible Securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Market Price. Such adjustment shall be made whenever such rights, options, warrants or Convertible Securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or Convertible Securities.

          (c) If at any time the Company shall distribute to all or substantially all Holders of its Common Stock, evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or Convertible Securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in Section 4.2(b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common stock theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the Market Price on the date of such distribution, and the denominator of which shall be such Market Price on such date minus the then fair value (determined by the Company's Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or Convertible Securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     4.3. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price provided for in this Section 4:

          (a) When Adjustments to Be Made. The adjustments required by this
     Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account and shall round up to the nearest whole share.

          (c) When Adjustment Not Required.

               (i) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (ii) No adjustment shall be required pursuant to this Section 4 unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common stock then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of shares of Common Stock purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this Subsection 4.3(c)(ii) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

               (iii) No adjustment shall be required pursuant to this Section 4 in connection with the grant or exercise of presently authorized or outstanding options to purchase Common Stock under the Company's existing stock option plan or the exercise of presently outstanding options, warrants or other securities convertible into shares of Common Stock.

          (d) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Holder and reasonably acceptable to the Company.

     4.4. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate, subject to the Holder's consent, in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.5. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action taken in the ordinary course of the Company's business or any action described in this Section 4, which would have a material adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by an investment bank selected by Holder.

     4.6. No Voting Rights. This Warrant shall not entitle its Holder to any voting rights or other rights as a shareholder of the Company.

5. NOTICES TO HOLDER
   -----------------

     5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the Exercise Price shall be adjusted pursuant to Section 4, the Company shall give Holder notice of any event which requires an adjustment pursuant to this Section 4 at the time of such event, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such notices and cause the same to be available for inspection at said office during normal business hours by the Holder, its representatives, or any prospective purchaser of a Warrant designated by the Holder.

     5.2. Notice of Corporate Action. If at any time

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least thirty (30) Business Days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least thirty (30) Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14.2.

6. REPURCHASE BY THE COMPANY
   -------------------------

     6.1 Repurchases by the Company. At any time during the Repurchase Period, the Company may, in its sole and absolute discretion, establish a date (each such date a "Repurchase Date") on which the Company shall be entitled to repurchase all or any portion of this Warrant at the Repurchase Price. For purposes hereof, "Repurchase Period" means the time period commencing after the later to occur of (i) the date which is thirty (30) months after the Warrant Issuance Date, and (ii) the date on which the Warrant Stock has been registered for resale by the holders thereof with the Commission and terminating on the Expiration Date.

     6.2 Repurchase Notice. The Company shall deliver a Repurchase Notice to the Holder of this Warrant at least sixty (60) days prior to the Repurchase Date; provided, however, that if the Company shall fail to provide the Repurchase Notice because of the failure of the Holder to provide a current address, such failure shall not affect the effectiveness of the repurchase of this Warrant by the Company.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK
   ---------------------------------------------

     From and after the date of this Warrant, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

     Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS
   --------------------------------------------------

     In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. NO IMPAIRMENT
   -------------

     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

10. SUPPLYING INFORMATION
    ---------------------

     The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Stock.

11. LOSS OR MUTILATION
    ------------------

     Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12. OFFICE OF THE COMPANY
    ---------------------

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant, such office to be initially located at 15423 E. Batavia Drive, Aurora, Colorado 80011, fax (303) 364-6564, provided, however, that the Company shall provide prior written notice to Holder of a change in address no less than thirty (30) days prior to such change.

13. REGISTRATION RIGHTS
    -------------------

     13.1. Piggyback Registration Rights. If at any time the Company shall determine to register any of its shares of Common Stock, for the account of any of its shareholders, other than a registration statement relating solely to employee benefit plans, a registration statement on Form S-4 pertaining to an acquisition transaction or a registration on a registration form that does not permit secondary sales, the Company will:

          (a) promptly give to Holder written notice thereof;

          (b) use its best efforts to include in such registration (and any related qualification under the blue sky laws or other compliance), except as set forth in Section 13.2 below, all of the Registrable Securities specified in a written request or requests, made by the Holder within twenty (20) days after the written notice from the Company described in the previous clause (a) is given. Such request may specify all or a part of Holder's Registrable Securities; and

          (c) pay all Registration Expenses, other than the selling expenses of Holder's Registrable Securities.

     13.2. Underwriting. If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to this Section. In such event, the rights of the Holder hereunder are conditioned upon Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. To the extent that the Holder proposes to distribute its securities through such underwriting, the Holder shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

     13.3 Exclusion of Registrable Securities. Notwithstanding any other provision of this Section, if the managing underwriter of the underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting. The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter to the Holder, pro rata with any other holders of Common Stock having registration rights at the time of the filing of the registration statement. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration. If Registrable Securities are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata amongst those persons requesting inclusion.

     13.4. Registration Procedures. In the case of each registration effected by the Company pursuant to Section 13, the Company will keep Holder advised in writing as to the initiation of each registration and as to the completion thereof, at its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-days period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145 promulgated under the Securities Act, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in the registration statement;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

          (d) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of the Holder, prepare and furnish to the Holder, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

14. MISCELLANEOUS
    -------------

     14.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any direct and indirect losses, damages, costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     14.2. Notices. Except as may be otherwise provided herein, any notices, requests, demands or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

                   (1)      if to the Company, to:

                            In Store Media Systems, Inc.
                            15423 E. Batavia Drive
                            Aurora, Colorado  8011
                            Attention:  Robert L. Cohen, Vice President
                            and Chief Financial Officer
                            Tel:   (303) 364-6550
                            Fax:   (303) 364-6564


with a copy to:             Kutak Rock LLP
                            717 Seventeenth Street, Suite #2900
                            Denver, Colorado  80202
                            Attention:  Robert Ahrenholz, Esq.
                            Tel:  (303) 297-2400
                            Fax:  (303) 292-7799

                   (2)      if to the Holder to:

                            Frederick L. Morris
                            5524 Mirror Lakes Drive
                            Edina, MN 55436
                            Tel:  (952) 929-8504

     The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

     14.3. Remedies. If any legal action is instituted to enforce or interpret the terms of this Warrant, the prevailing party in such action shall be entitled to attorneys' fees actually incurred in addition to any other relief to which such party is entitled.

     14.4. Successors and Assigns. Subject to the provisions of Section 4, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 4 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

     14.5. Amendment. This Warrant may be modified, supplemented or amended or the provisions hereof waived only with the prior written consent of the Company and the Holder.

     14.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     14.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     14.8. Governing Law. This Warrant shall be governed by the laws of the State of Colorado, without regard to the provisions thereof relating to conflict of laws.

     14.9 Counterparts; Facsimile. This Warrant may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Warrant by facsimile shall be equally as effective as delivery of an original executed counterpart of this Warrant. Any party delivering an executed counterpart of this Warrant by facsimile shall also deliver an original executed counterpart of this Warrant but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Warrant.




[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE TO FOLLOW.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested to by its Secretary or an Assistant Secretary.


Dated:
       ----------  --, -----


                                            IN STORE MEDIA SYSTEMS, INC.


                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                    ----------------------------

Attest:


By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
        ------------------------------------


ACKNOWLEDGMENT OF INITIAL HOLDER:

     The undersigned initial Holder consents to and agrees to the terms set forth in this Warrant as of the date first above written.


                                     HOLDER

                                     By:
                                         ---------------------------------------
                                         Frederick L. Morris, individually

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]


     The undersigned Holder of this Warrant hereby irrevocably exercises this Warrant for the purchase of that number of shares of Common Stock, no par value, of In Store Media Systems, Inc., set forth below, up to a maximum of one million five hundred seventy five thousand (1,575,000) shares (or such other number of shares as may be issuable upon the exercise of this Warrant pursuant to the adjustment provisions hereof), and hereby makes payment of the Aggregate Exercise Price therefore which is also set forth below, all on the terms and subject to the conditions specified in this Warrant. The undersigned herewith makes payment therefor in cash or by check or bank draft made payable to the Company, all at the price and on the terms and conditions specified in this Warrant and requests that certificates, if any, for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered as provided below, and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Number of shares to be exercised:
                                    ---------------------------

x  Exercise Price                           $[2.00]

Aggregate Exercise Price:                            $
                                                      --------------------------

Dated ______________ __, 20__

ACCEPTED:                                ---------------------------------------
                                         (Name of Holder)

IN STORE MEDIA SYSTEMS, INC.,
a Nevada Corporation                     ---------------------------------------
                                         (Signature of Holder)

By:
   ---------------------------           ---------------------------------------
Name:                                    (Street Address for Delivery
     -------------------------            of Common Stock  nd/or Warrant)

Title:
      ------------------------           ---------------------------------------
                                         (City)        (State)        (Zip Code)

                                    EXHIBIT B

                                 ASSIGNMENT FORM



     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

         Name and Address of Assignee                 No. of Shares of
         ----------------------------                 ----------------
                                                      Common Stock
                                                      ------------





and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of In Store Media Systems, Inc., maintained for the purpose, with full power of substitution in the premises.


 Dated:                                      Print Name:
        ----------------------                           -----------------------

                                             Signature:
                                                        ------------------------

                                             Witness:
                                                     ---------------------------